UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2012

EAGLE MATERIALS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3811 TURTLE CREEK BLVD., SUITE 1100 DALLAS, TEXAS		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 432-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2012, Eagle Materials Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering by the Company of 3,450,000 shares of its common stock, par value $.01 per share (“Common Stock”), including 450,000 shares issued pursuant to the Underwriters’ option to purchase additional shares of Common Stock to cover overallotments, at a price to the public of $46.50 per share of Common Stock.

The Common Stock to be sold pursuant to the Underwriting Agreement has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatic registration statement on Form S-3 (File No. 333-181767) (the “Registration Statement”) of the Company, as supplemented by the Prospectus Supplement, dated September 27, 2012, relating to the Common Stock, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on September 28, 2012. Closing of the sale of the Common Stock is scheduled to occur on October 3, 2012, subject to customary closing conditions.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The Company also agreed, subject to limited exceptions, not to issue shares of Common Stock or securities convertible into shares of Common Stock for a period of 90 days after September 27, 2012, without the prior consent of the Underwriters. The Company expects to use the net proceeds from the public offering of the Common Stock, together with borrowings under its bank credit facility, to fund the payment of the purchase price in the Company’s previously announced acquisition (the “Acquisition”) of certain assets from Lafarge North America Inc. and certain of its subsidiaries. Pending the closing of the Acquisition, the Company expects to use the proceeds from the public offering of the Common Stock to temporarily pay down the Company’s bank credit facility or acquire cash or cash equivalents. If the Company does not consummate the Acquisition, it intends to use the net proceeds from the public offering for general corporate purposes, which may include capital expenditures, other acquisitions, working capital, repayment or refinancing of debt and repurchases and redemptions of securities. Affiliates of certain of the Underwriters are lenders under the Company’s bank credit facility and, in such capacity, may receive a portion of the proceeds from the public offering of the Common Stock.

The foregoing description is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 26, 2012, the Company issued a press release announcing its intention to commence the public offering of Common Stock. On September 27, 2012, the Company issued a press release announcing the pricing of the public offering of Common Stock. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibits 99.1 and 99.2 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01.	Other Events.

In connection with the offering of Common Stock, the Company is filing the opinion of Baker Botts L.L.P. as part of this Current Report that is to be incorporated by reference into the Registration Statement. The opinion of Baker Botts L.L.P. is filed herewith as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibits 99.1 and 99.2 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement, dated as of September 27, 2012, by and among Eagle Materials Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several underwriters named therein.

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

99.1	—	Press Release dated September 26, 2012 issued by Eagle Materials Inc. (announcing the public offering of Common Stock).

99.2	—	Press Release dated September 27, 2012 issued by Eagle Materials Inc. (announcing the pricing of the public offering of Common Stock).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

Date: October 2, 2012	By:	/s/ D. Craig Kesler
D. Craig Kesler
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement, dated as of September 27, 2012, by and among Eagle Materials Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several underwriters named therein.

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

99.1	—	Press Release dated September 26, 2012 issued by Eagle Materials Inc. (announcing the public offering of Common Stock).

99.2	—	Press Release dated September 27, 2012 issued by Eagle Materials Inc. (announcing the pricing of the public offering of Common Stock).